SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

Hawthorne Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2085671 (I.R.S. employer identification number)

Commission file number: 0-1100

2381 Rosecrans Avenue
El Segundo, California 90245
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(310) 725-5000

Item 5. Other Events.

On September 25, 2003, Hawthorne Financial Corporation (the “Registrant”) issued a press release announcing that the Registrant’s Board of Directors issued a 50% stock dividend and increased the authorization for share repurchases. The press release, included in this report as Exhibit 99.1, is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit

99.1	Press Release dated September 25, 2003, regarding stock dividend and share repurchase authorization.

Item 9. Regulation FD Disclosure

The press release included herein as Exhibit 99.1 is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWTHORNE FINANCIAL CORPORATION

	By:	/s/ David Rosenthal David Rosenthal Executive Vice President and Chief Financial Officer

Date: September 25, 2003